UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 8, 2019 (February 7, 2019)
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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2019, the Board of Directors (the “Board”) of Pool Corporation (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”), effective immediately, to add Section 12.8 of Article II, to implement proxy access by eligible stockholders. New Section 12.8 of Article II of the Bylaws provides that in connection with an annual meeting of stockholders, a stockholder, or a group of up to 20 stockholders, owning three percent or more shares of the outstanding common stock of the Company continuously for the prior three years, may nominate and include in the Company’s proxy materials stockholder nominees for election to the Board constituting the greater of two stockholder nominees or 20% of the total number of directors in office (rounded down to the nearest whole number), subject to compliance with the requirements set forth in the Bylaws. This process is subject to additional eligibility, procedural and disclosure requirements set forth in New Section 12.8 of Article II of the Bylaws, including the requirement that notice of such a nomination be provided to the Company’s Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of the prior year’s proxy statement.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Bylaws (as amended and restated), which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
3.1	Amended and Restated Bylaws of Pool Corporation dated February 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   POOL CORPORATION

                   By:        /s/ Mark W. Joslin
                    Mark W. Joslin
                    Senior Vice President and Chief Financial Officer

Dated: February 8, 2019